SUN

SUN COMMUNITIES, INC.

Press Release

SECOND QUARTER 2013

NEWS RELEASE
July 25, 2013

Sun Communities, Inc. Reports 2013 Second Quarter Results

Southfield, MI, July 25, 2013 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its second quarter results.

Highlights: Three Months Ended June 30, 2013

•	FFO(1) excluding $1.1 million of acquisitions costs was $0.69 per diluted share and OP unit ("Share") for the three months ended June 30, 2013.

•	Same site Net Operating Income (“NOI”)(2) increased by 5.5 percent as compared to the three months ended June 30, 2012.

•
Revenue producing sites increased by 494 sites, compared to an increase of 410 during the three months ended June 30, 2012, bringing total portfolio occupancy to 89.2 percent as compared to 86.8 percent at June 30, 2012.

•	Total home sales increased 5.0 percent as compared to the three months ended June 30, 2012.

•	Two recreational vehicle communities were acquired during the second quarter for $28.9 million increasing the year to date total to twelve properties acquired for $140.9 million.

“Core portfolio performance has been right on budget with solid same site growth in NOI and occupancy,” said Gary A. Shiffman, Chairman and CEO.  “In the last eighteen months, we have executed a substantial acquisition program including a significant commitment to the recreational vehicle business.  In addition, we have dramatically reduced our leverage while increasing both the term and amount of our credit facility.  Our attention is now concentrated on maximizing the earnings power of our portfolio with a special focus on our investment in recreational vehicle communities.  Approximately 60% of the capital expenditures planned for the repositioning of the ten “Morgan” RV properties on the eastern seaboard have been completed.  We are beginning to experience both positive feedback and results from residents who have begun to return to the communities since the opening of the season in June,” Shiffman added.

Funds from Operations (“FFO”)(1)

FFO(1) was $25.9 million, or $0.66 per Share, in the second quarter of 2013 as compared to $22.7 million, or $0.77 per Share, in the second quarter of 2012. Excluding approximately $1.1 million and $0.4 million of transaction costs incurred in connection with acquisition activity during the three months ended June 30, 2013 and 2012, respectively, FFO(1) was $27.0 million and $23.1 million, or $0.69 and $0.78 per Share for the three months ended June 30, 2013 and 2012, respectively.

FFO(1) was $56.6 million, or $1.56 per Share, for the six months ended June 30, 2013 as compared to $48.4 million, or $1.66 per Share, in the six months ended June 30, 2012. Excluding approximately $2.2 million and $0.6 million of transaction costs incurred in connection with acquisition activity during the six months

Sun Communities, Inc. 2nd Quarter 2013                                 Page 2

ended June 30, 2013 and 2012, respectively, FFO(1) was $58.7 million and $49.0 million, or $1.62 and $1.68 per Share for the six months ended June 30, 2013 and 2012, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the second quarter of 2013 was $1.0 million, or $0.03 per diluted common share, compared with net income of $1.7 million, or $0.06 per diluted common share, for the second quarter of 2012. Net income attributable to common stockholders for the six months ended June 30, 2013 was $6.8 million, or $0.20 per diluted common share, compared with net income of $7.0 million, or $0.27 per diluted common share, for the six months ended June 30, 2012.

Community Occupancy

During the second quarter of 2013, revenue producing sites increased by 494 sites as compared to 410 revenue producing sites gained in the second quarter of 2012. Of the 494 sites, 413 were gained in same site properties while the remaining 81 were gained in properties acquired in 2012 and 2013. Total portfolio occupancy increased to 89.2 percent at June 30, 2013 from 86.8 percent at June 30, 2012.

During the six months ended June 30, 2013, revenue producing sites increased by 1,115 sites as compared to an increase of 704 sites during the six months ended June 30, 2012. Of the 1,115 sites, 848 were gained in same site properties while the remaining 267 were gained in properties acquired in 2012 and 2013.

The Company rented an additional 394 homes during the three months ended June 30, 2013, bringing the total number of occupied rentals to 8,978.

Same Site Results

For 159 communities owned throughout 2013 and 2012, second quarter 2013 total revenues increased 4.9 percent and total expenses increased 3.5 percent, resulting in an increase in NOI(2) of 5.5 percent over the second quarter of 2012. For the six months ended June 30, 2013 total revenues increased 4.9 percent and total expenses increased 3.4 percent, resulting in an increase in NOI(2) of 5.5 percent over the six months ended June 30, 2012. Same site occupancy increased to 88.6 percent at June 30, 2013 from 86.8 percent at June 30, 2012.

Home Sales

During the second quarter of 2013, 480 homes were sold, an increase of 23 sales, or 5.0 percent, from the 457 homes sold during the second quarter of 2012. Rental home sales, which are included in total home sales, were 214 and 251 for the second quarters of 2013 and 2012, respectively.

During the six months ended June 30, 2013, 946 homes were sold, an increase of 88 sales or 10.3 percent, from the 858 homes sold during the six months ended June 30, 2012. Rental home sales, which are included in total home sales, were 450 and 469 for the six months ended June 30, 2013 and 2012, respectively.

Acquisitions

On May 23, 2013, the Company acquired a recreational vehicle community, personal property, inventory and other associated intangibles for an aggregate purchase price of $19.1 million. This community is located in Cape May Court House, New Jersey and is comprised of 528 sites.

Sun Communities, Inc. 2nd Quarter 2013                                 Page 3

As previously disclosed, in April 2013 the Company acquired a recreational vehicle community, comprised of 299 sites, located in New York for an aggregate purchase price of $9.8 million.
“The two recreational vehicle communities acquired during the second quarter fit well in the geographic footprint we have been establishing in the northeastern seaboard.  We continue to remain actively engaged in reviewing acquisition opportunities of both manufactured housing and recreational vehicle communities,” said Shiffman.
Line of Credit

On May 15, 2013, the Company entered into a senior secured revolving credit facility in the amount of $350.0 million (the “Facility”) which has a built in accordion allowing up to $250.0 million in additional borrowings. The Facility has a four-year term with an option to extend for one additional year and bears interest at a floating rate based on Eurodollar plus a margin that is determined based on the Company's leverage ratio calculated in accordance with the Facility, which can range from 1.65% to 2.90%. Based on the Company's current leverage ratio the current margin is 1.65%. The Facility replaced the Company's $150.0 million revolving line of credit which was scheduled to mature on October 1, 2014.

Guidance

The Company maintains its 2013 FFO(1) guidance of $3.19 - $3.29 per Share assuming acquisition related expenses are added back in the computation of FFO(1) and including acquisitions completed through June 30, 2013. No prospective acquisitions or equity offerings are included.

FFO(1) for the third quarter of 2013 is expected to be $0.82 - $0.85 per Share after adjustment for acquisition costs.

The estimates and assumptions presented above are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Earnings Conference Call

A conference call to discuss second quarter operating results will be held on Thursday, July 25, 2013 at 11:00 A.M. (EST). To participate, call toll-free 877-941-0844. Callers outside the U.S. or Canada can access the call at 480-629-9835. A replay will be available following the call through August 8, 2013, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030. The Conference ID number for the call and the replay is 462688. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 185 communities comprising approximately 68,500 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact
Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 2nd Quarter 2013                                 Page 4

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2012 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

Sun Communities, Inc. 2nd Quarter 2013                                 Page 5

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 2nd Quarter 2013                                 Page 6

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) June 30, 2013	December 31, 2012
ASSETS
Investment property, net (including $55,962 and $56,326 for consolidated variable interest entities at June 30, 2013 and December 31, 2012, respectively)	$1,676,813	$1,518,136
Cash and cash equivalents	6,488	29,508
Inventory of manufactured homes	9,091	7,527
Notes and other receivables	160,755	139,850
Other assets	63,621	59,607
TOTAL ASSETS	$1,916,768	$1,754,628
LIABILITIES
Debt (including $45,555 and $45,900 for consolidated variable interest entities at June 30, 2013 and December 31, 2012, respectively)	$1,353,489	$1,423,720
Lines of credit	18,286	29,781
Other liabilities	105,873	88,137
TOTAL LIABILITIES	$1,477,648	$1,541,638
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 10,000 shares authorized (3,400 shares issued at June 30, 2013 and December 31, 2012, respectively)	$34	$34
Common stock, $0.01 par value, 90,000 shares authorized (37,910 and 31,557 shares issued at June 30, 2013 and December 31, 2012, respectively)	379	316
Additional paid-in capital	1,203,373	940,202
Accumulated other comprehensive loss	(535)	(696)
Distributions in excess of accumulated earnings	(720,950)	(683,734)
Treasury stock, at cost (1,802 shares at June 30, 2013 and December 31, 2012)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' equity	418,701	192,522
Noncontrolling interests:
Series A-1 preferred OP units	45,548	45,548
Series A-3 preferred OP units	3,463	—
Common OP units	(27,965)	(24,572)
Consolidated variable interest entities	(627)	(508)
Total noncontrolling interest	20,419	20,468
TOTAL STOCKHOLDERS’ EQUITY	439,120	212,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,916,768	$1,754,628

Sun Communities, Inc. 2nd Quarter 2013                                 Page 7

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES
Income from real property	$75,746	$61,507	$154,811	$125,803
Revenue from home sales	13,199	11,439	26,055	21,052
Rental home revenue	7,977	6,511	15,338	12,802
Ancillary revenues, net	(27)	(64)	444	(12)
Interest	3,182	2,655	6,145	5,060
Other income, net	74	175	270	435
Total revenues	100,151	82,223	203,063	165,140
COSTS AND EXPENSES
Property operating and maintenance	22,268	17,168	42,214	33,194
Real estate taxes	5,788	4,936	11,544	9,808
Cost of home sales	9,383	8,971	19,199	16,744
Rental home operating and maintenance	4,485	4,148	8,748	7,972
General and administrative - real property	6,369	5,182	13,159	10,240
General and administrative - home sales and rentals	2,812	2,082	5,246	4,080
Acquisition related costs	1,108	423	2,150	587
Depreciation and amortization	26,064	21,067	51,326	40,935
Interest	18,201	16,781	37,065	33,578
Interest on mandatorily redeemable debt	812	833	1,621	1,674
Total expenses	97,290	81,591	192,272	158,812
Income before income taxes and distributions from affiliate	2,861	632	10,791	6,328
Provision for state income taxes	(37)	(53)	(96)	(106)
Distributions from affiliate	450	1,900	850	2,650
Net income	3,274	2,479	11,545	8,872
Less: Preferred return to Series A-1 preferred OP units	646	579	1,219	1,158
Less: Preferred return to Series A-3 preferred OP units	46	—	76	—
Less: Amounts attributable to noncontrolling interests	33	237	443	674
Net income attributable to Sun Communities, Inc.	2,549	1,663	9,807	7,040
Less: Series A preferred stock distributions	1,514	—	3,028	—
Net income attributable to Sun Communities, Inc. common stockholders	$1,035	$1,663	$6,779	$7,040
Weighted average common shares outstanding:
Basic	35,887	26,469	33,331	26,028
Diluted	35,907	26,485	33,348	26,045
Earnings per share:
Basic	$0.03	$0.06	$0.20	$0.27
Diluted	$0.03	$0.06	$0.20	$0.27

Dividends per common share:	$0.63	$0.63	$1.26	$1.26

Sun Communities, Inc. 2nd Quarter 2013                                 Page 8

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income attributable to Sun Communities, Inc. common stockholders	$1,035	$1,663	$6,779	$7,040
Adjustments:
Preferred return to Series A-1 preferred OP units	646	579	1,219	1,158
Preferred return to Series A-3 preferred OP units	46	—	76	—
Amounts attributable to noncontrolling interests	33	237	443	674
Depreciation and amortization	26,242	21,318	51,684	41,433
Gain on disposition of assets, net	(2,102)	(1,101)	(3,615)	(1,897)
Funds from operations ("FFO") (1)	25,900	22,696	56,586	48,408
Adjustments:
Acquisition related costs	1,108	423	2,150	587
Funds from operations excluding certain items	$27,008	$23,119	$58,736	$48,995

Weighted average common shares outstanding:	35,479	26,188	32,954	25,749
Add:
Common OP Units	2,069	2,071	2,069	2,072
Restricted stock	408	281	377	279
Common stock issuable upon conversion of Series A-1 preferred OP units	1,111	1,111	1,111	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	75	—	59	—
Common stock issuable upon conversion of stock options	20	16	17	17
Weighted average common shares outstanding - fully diluted	39,162	29,667	36,587	29,228

FFO(1) per Share - fully diluted	$0.66	$0.77	$1.56	$1.66
FFO(1) per Share excluding certain items - fully diluted	$0.69	$0.78	$1.62	$1.68

Sun Communities, Inc. 2nd Quarter 2013                                 Page 9

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
REVENUES:
Income from real property	$60,143	$57,335	$2,808	4.9%	$123,078	$117,324	$5,754	4.9%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	5,290	4,879	411	8.4%	10,288	9,554	734	7.7%
Legal, taxes, & insurance	798	718	80	11.1%	1,855	1,418	437	30.8%
Utilities	3,457	3,332	125	3.8%	7,153	6,925	228	3.3%
Supplies and repair	2,850	3,057	(207)	(6.8)%	4,333	4,783	(450)	(9.4)%
Other	1,265	1,118	147	13.1%	2,613	2,561	52	2.0%
Real estate taxes	4,966	4,884	82	1.7%	9,923	9,739	184	1.9%
Property operating expenses	18,626	17,988	638	3.5%	36,165	34,980	1,185	3.4%
NET OPERATING INCOME ("NOI")(2)	$41,517	$39,347	$2,170	5.5%	$86,913	$82,344	$4,569	5.5%

	As of June 30,
OTHER INFORMATION	2013	2012	Change
Number of properties	159	159	—
Developed sites	55,301	54,743	558
Occupied sites (3)	46,310	44,909	1,401
Occupancy % (3) (4)	88.6%	86.8%	1.8%
Weighted average monthly rent per site - MH	$439	$427	$12
Weighted average monthly rent per site - Annual RV (5)	$419	$407	$12
Sites available for development	5,834	6,451	(617)

(3)	Occupied sites and occupancy % include manufactured housing and annual RV sites, and exclude transient RV sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual RV sites and excludes transient RV sites.

Sun Communities, Inc. 2nd Quarter 2013                                 Page 10

Rental Program Summary
(in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
REVENUES:
Rental home revenue	$7,977	$6,511	$1,466	22.5%	$15,338	$12,802	$2,536	19.8%
Site rent included in income from real property	11,466	9,482	1,984	20.9%	22,231	18,527	3,704	20.0%
Rental program revenue	19,443	15,993	3,450	21.6%	37,569	31,329	6,240	19.9%
EXPENSES:
Commissions	615	545	70	12.8%	1,254	1,078	176	16.3%
Repairs and refurbishment	1,915	2,033	(118)	(5.8)%	3,677	3,879	(202)	(5.2)%
Taxes and insurance	1,014	828	186	22.5%	2,100	1,633	467	28.6%
Marketing and other	941	742	199	26.8%	1,717	1,382	335	24.2%
Rental program operating and maintenance	4,485	4,148	337	8.1%	8,748	7,972	776	9.7%
NET OPERATING INCOME ("NOI") (2)	$14,958	$11,845	$3,113	26.3%	$28,821	$23,357	$5,464	23.4%

Occupied rental home information as of June 30, 2013 and 2012:
Number of occupied rentals, end of period*					8,978	7,699	1,279	16.6%
Investment in occupied rental homes					$323,696	$264,956	$58,740	22.2%
Number of sold rental homes*					450	469	(19)	(4.1)%
Weighted average monthly rental rate*					$788	$767	$21	2.7%

Sun Communities, Inc. 2nd Quarter 2013                                 Page 11

Acquisition Summary - Properties Acquired in 2012 and 2013
(amounts in thousands except for statistical data)

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
REVENUES:
Income from real property	$11,658	$23,780
Revenue from home sales	1,412	2,468
Rental home revenue	466	658
Ancillary revenues, net	(224)	(43)
Total revenues	13,312	26,863
COSTS AND EXPENSES:
Property operating and maintenance	4,665	8,020
Real estate taxes	821	1,621
Cost of home sales	1,090	1,980
Rental home operating and maintenance	98	166
Total expenses	6,674	11,787

NET OPERATING INCOME ("NOI") (2)	$6,638	$15,076

Home sales volume :
Pre-Owned Homes		71

		As of June 30, 2013
Other information:
Number of properties		26
Developed sites		13,241
Occupied sites (3)		7,772
Occupancy % (3)		95.4%
Weighted average monthly rent per site - MH (6)		$424
Weighted average monthly rent per site - Annual RV (6)		$370

Occupied rental home information :
Number of occupied rentals, end of period		229
Investment in occupied rental homes (in thousands)		$8,666
Weighted average monthly rental rate		$866

(6)	Weighted average rent pertains to manufactured housing and annual RV sites and excludes transient RV sites.

Sun Communities, Inc. 2nd Quarter 2013                                 Page 12